UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2016

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Awards. On January 26, 2016, the Governance and Compensation Committee (the “G&C Committee”) of the Board of Directors (the “Board”) of Xenith Bankshares Inc. (the “Company”) recommended for approval of the Board with respect to T. Gaylon Layfield, III, the Company’s President and Chief Executive Officer, and approved with respect to the other executive officers, the grant of shares of restricted stock under the Xenith Bankshares, Inc. 2012 Stock Incentive Plan, as amended and restated (which was approved by the Company’s shareholders on May 1, 2014), in the amounts indicated below:

Name	Shares of Restricted Stock
T. Gaylon Layfield, III	20,000
Thomas W. Osgood	4,000
Ronald E. Davis	4,000
Wellington W. Cottrell, III	4,000

The Board approved the grant of shares of restricted stock to Mr. Layfield on January 27, 2016.

The restricted stock awards vest in the number of whole shares that most nearly equals (but does not exceed) one-third of the shares on each of the first and second anniversaries of the date of grant. The remaining restricted stock vests on the third anniversary of the date of grant.

The form of restricted stock agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 29, 2013.

2015 Annual Incentive Awards. On January 26, 2016, the G&C Committee recommended for approval of the Board with respect to Mr. Layfield and approved with respect to the other executive officers, annual incentive awards for 2015, payable in cash unless the participant elected to take all or a portion of his incentive award in shares of Company common stock or stock units, in the amounts indicated below:

Name	Annual Incentive Award
T. Gaylon Layfield, III	$122,031
Thomas W. Osgood	$88,242
Ronald E. Davis	$76,732
Wellington W. Cottrell, III	$76,732

The Board approved the annual incentive award to Mr. Layfield on January 27, 2016.

Salary Increases. On January 26, 2016, the G&C Committee recommended for approval of the Board with respect to Mr. Layfield and approved with respect to the other executive officers, base salary increases, effective January 1, 2016, in the amounts indicated below:

Name	2015 Base Salary	2016 Base Salary
T. Gaylon Layfield, III	$274,999.92	$350,000.00
Thomas W. Osgood	$247,025.04	$254,435.79
Ronald E. Davis	$247,025.04	$254,435.79
Wellington W. Cottrell, III	$247,025.04	$254,435.79

The Board approved the base salary increase for Mr. Layfield on January 27, 2016.

2016 Annual Incentive Plan. On January 26, 2016, the G&C Committee approved an annual incentive plan applicable to the Company’s named executive officers and certain other key employees (the “2016 Incentive Plan”).

The 2016 Incentive Plan is intended to reward each participant based on the attainment of a financial performance goal tied to 2016 pre-tax net income, which is weighted at 75% of any potential incentive award. In addition, individual performance ratings, which are based on annual management objectives set forth by the Chief Executive Officer in the case of all participants other than the Chief Executive Officer and by the G&C Committee in the case of the Chief Executive Officer, are weighted at 25% of any potential incentive award.

Before any incentive awards can be earned, however, the pre-tax net income goal must be achieved at the threshold level and the Company’s subsidiary, Xenith Bank, must have an acceptable rating, as determined by the G&C Committee, from the Federal Reserve Bank of Richmond. The G&C Committee will make the final determination of and approve any incentive awards made under the 2016 Incentive Plan based on the recommendation of the Chief Executive Officer in the case of all participants other than the Chief Executive Officer.

The annual incentive opportunities set forth below are available under the 2016 Incentive Plan for the following executive officers:

	Opportunity as % of 2015 Base
		Salary
Name	Threshold	Target	Superior
T. Gaylon Layfield, III	25.0%	50.0%	75.0%
Thomas W. Osgood	17.5%	35.0%	52.5%
Ronald E. Davis	17.5%	35.0%	52.5%
Wellington W. Cottrell, III	17.5%	35.0%	52.5%

Incentive awards earned at the threshold or target levels will be paid in cash unless a participant elects to take all or a portion of his or her incentive award in shares of Company common stock or stock units; however, to promote greater long-term alignment with shareholder interests and to meet stock ownership guidelines, any incentive awards earned above the target level will be paid in the form of shares of Company common stock or restricted stock units. Restricted stock units will be deferred for two years and will be non-forfeitable from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2016

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial
Officer, Chief Administrative Officer and Treasurer